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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

515 Congress Avenue, Suite 2060 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 257-8708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 10, 2014, the Board of Directors of Start Scientific, Inc. received notice from our independent accountant that certain errors were identified in the Company's previously issued financial statements for the fiscal year ended December 31, 2012 and all three fiscal quarters of 2013 and the two quarters ended June 30, 2012 and September 30, 2012, respectively. Based upon this communication, the Board of Directors had determined that the Company should restate its previously issued financial statements for these periods. Accordingly, readers of the financial statements should no longer rely upon the Company's previously released financial statements and related auditors' reports for these periods or any earnings releases or other communications relating to these periods.

The error is related to the accounting and valuation applied to the purchase of certain oil and gas lease assets and the accounting treatment related to a pending business purchase. Management is actively evaluating the ramifications of these errors on the financial statements herein cited and cannot at this time quantify the restatement amounts. However, at a minimum, these errors did result in an overstatement of the Company’s assets and an overstatement of the Company’s additional paid in capital.

The Company intends to include (i) restated financial information for the fiscal year ended December 31, 2012 and (ii) restated financial information for the first three quarterly periods of 2013 and the two quarters ended June 30, 2012 and September 30, 2012, respectively, in its Annual Report on Form 10-K for the year ended December 31, 2013.

Management has discussed the matters reported herein with the Company's prior and current accountants, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: April 14, 2014	By:	/s/ Norris R. Harris
Norris R. Harris Chief Executive Officer